Exhibit 99.1
CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations, Corporate Communications & Global Brand Development
Phone:	812-931-2199
Email:	andy.rieth@hill-rom.com

Media Relations
Contact:	Lauren Green-Caldwell, Director, Corporate Communications & Public Relations
Phone:	812-934-8692
Email:	lauren.green-caldwell@hill-rom.com
HILL-ROM HOLDINGS, INC. ANNOUNCES COMPLETION OF SEPARATION
OF HILLENBRAND INDUSTRIES CREATING TWO PUBLIC COMPANIES
Hill-Rom as stand alone public company now sharpens focus entirely on medical technology industry
BATESVILLE, Ind. April 1, 2008 — Hill-Rom Holdings, Inc. (NYSE:HRC), formerly known as Hillenbrand Industries, Inc. today announced completion of the spin-off of Hillenbrand, Inc, formerly Batesville Holdings, Inc., the parent of its funeral services operating company Batesville Casket Company.
Hill-Rom is a leading worldwide manufacturer and innovator of medical technologies and related services, for the health care industry. The company will now focus exclusively on its medical technology business.
Hillenbrand, Inc. (NYSE:HI) will move forward as the parent of Batesville Casket Company. Shares of both companies began trading today under the new tickers HRC, for Hill-Rom Holdings, Inc., and HI for Hillenbrand, Inc.
At the completion of the separation, which took place after the end of business March 31, 2008, shareholders of former Hillenbrand Industries received one share of Hillenbrand, Inc. stock for every share of Hillenbrand Industries, Inc. stock held as of March 24, 2008, the record date.
“Our Board and our management believe that separation of the two companies is the best way to unlock value and allow each company to focus on accelerating growth in their respective industries,” said Peter Soderberg, president and CEO of the new Hill-Rom

Holdings, Inc. “The compelling value proposition of both companies should provide attractive returns to current and future shareholders.”
Leadership from Hill-Rom Holdings, Inc. and Hillenbrand, Inc. joined together today to ring The Opening Bellsm on the New York Stock Exchange.
ABOUT HILL-ROM HOLDINGS, INC.
Hill-Rom Holdings, Inc. is the parent company for Hill-Rom’s operations.
Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.
Hill-Rom...enhancing outcomes for patients and their caregivers.
www.hill-rom.com
Disclosure Regarding Forward-Looking Statements
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hill-Rom Holdings’ future plans, objectives, beliefs, expectations, representations and projections. Hill-Rom Holdings has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause Hill-Rom Holdings’ actual results to differ from forward-looking statements include but are not limited to: Hill-Rom Holdings’ dependence on its relationships with several large group purchasing organizations, whether Hill-Rom Holdings’ new products are successful in the marketplace, changes in customers’ Medicare reimbursements, collections of accounts receivable, compliance with FDA regulations, antitrust litigation, potential exposure to product liability or other claims, failure of Hill-Rom Holdings’ announced strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, disruptions in Hill-Rom Holdings’ business or other adverse consequences resulting from the spin-off of the Batesville Casket funeral service business, failure to realize the anticipated benefits of the spin-off, failure of Hill-Rom Holdings to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters. For a more in depth discussion of these and other factors that could cause Hill-Rom Holdings’ actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Hill-Rom Holdings’ Annual Report on Form 10-K (published under Hill-Rom Holdings’ former name of Hillenbrand Industries) for the period ended September 30, 2007 and in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2008. Hill-Rom Holdings assumes no obligation to update or revise any forward-looking statements.